Exhibit 3.2

BY-LAWS

OF

SIMCLAR, INC.

Adopted January 17, 1985, and as amended April 9, 2001

ARTICLE I

OFFICES

1.1 Registered or Statutory Office, and Agent or Clerk. The registered or statutory office of the Corporation in the state of incorporation is at 2201 West 76th Street, Hialeah, Florida. The registered, statutory or resident agent of the Corporation at such office is Mili Lamas.

1.2 Other Places of Business. Branch or subordinate offices or places of business may be established at any time by the Board· of Directors at any place or places where the Corporation is qualified to do business.

ARTICLE II

SHAREHOLDERS

2.1 Annual Meeting. Except as otherwise provided in Section 2.3 of these By-Laws, the annual meeting of shareholders shall be held upon not less than ten nor more than sixty days written notice of the time, place and purposes of the meeting, at 10:00 A.M. On the third day of the month of June of earn year at the principal office of the Corporation or at such other time and place as the Board of Directors shall otherwise fix, in order to elect directors and transact such other business as shall come before the meeting. If that date is a legal holiday, the meeting shall be held at the same hour on the next succeeding business day.

2.2. Special Meetings. A special meeting of shareholders may be called for any purpose by the Chairman of the Board, the Board of Directors, the holders of not less than 20% of all the shares entitled to vote at the meeting, or as permitted by law. A special meeting shall be held Upon not less than ten nor more than sixty days written notice of the time, place and purposes of the meeting. No business other than that specified in the notice of special meeting shall be transacted at the special meeting.

2.3 Action Without Meeting. Any action required by statute to be taken at any annual or special meeting of shareholders of the Corporation, or any action which may be taken at any annual or special meeting of shareholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Within ten days after obtaining such authorization by written consent, notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those shareholders who have not consented in writing.

The notice shall fairly summarize the material features of the authorized action and, if the action be a merger, consolidation, or sale or exchange of assets for which dissenters rights are provided by law, the notice shall contain a clear statement of the right of shareholders dissenting therefrom to be paid the fair value of their shares upon compliance with provisions of law regarding the rights of dissenting shareholders.

Any such written consent may be given by one or any number of substantially concurrent written instruments of substantially similar tenor signed by such holders, in person or by attorney or proxy duly appointed in writing, and filed with the Secretary or an Assistant Secretary of the Corporation. Any such written consent shall be effective as of the effective date thereof as specified therein, provided that such date is not more than sixty days prior to the date such written consent is filed as aforesaid, or, if· no such date is so specified, on the date such written consent is filed as aforesaid.

2.4 Quorum. At any meeting of shareholders, the holders of a majority of all of the shares of the stock entitled to vote at the meeting, present in person or by proxy, shall constitute a quorum for all purposes, unless or except to the extent that the presence of a larger number may be required by law.

If a quorum shall fail to attend any meeting, the chairman of the meeting or the holders of a majority of the shares entitled to vote who are present, in person or by proxy, may adjourn the meeting to another place, date, or time.

If a notice of any adjourned special meeting of shareholders is sent to all shareholders entitled to vote thereat, stating that it will be held with those present constituting a quorum, then except as otherwise required by law, those present at such adjourned meeting shall constitute a quorum, and all matters shall be determined by a majority of the votes cast at such meeting.

2.5 Notice of Meetings. Written notice stating the place, date, and time of ·all meetings of Shareholders, and in the case of a special meeting, as per Section 2.2, to each shareholder entitled to vote at such meeting, except as otherwise provided herein or required by law (meaning hereinafter as required from time to time by the Florida General Corporation Act or the Certificate of Incorporation of the Corporation) either personally or by first-class mail, by or at the direction of the president, the secretary, or the officer or persons calling the meeting.

When a meeting is adjourned to another place, date or time, written notice need not be given of the adjourned meeting if the place, date, and time thereof are announced at the meeting at which the adjournment is taken; provided, however, that if the date of any adjourned meeting is more than thirty days after the date for which the meeting was originally noticed, or if a new record, date is fixed for the adjourned, meeting, written notice of the place, date, and time of the adjourned meeting shall be given in conformity herewith. At any adjourned meeting, any business may be transacted which might have been transacted at the original meeting.

2.6 Record Date. The record date for all meetings of shareholders shall be as fixed by the Board of Directors or as provided by statute.

2.7 Presiding Officer and Secretary. At every meeting of shareholders the Chairman of the Board, or in his absence (or if there be none) the President, or in his absence a Vice President, or, if none be present, the appointee of the meeting, shall preside. The Secretary, or in the absence of the Secretary, an Assistant Secretary, or if none be present, the appointee of the presiding officer of the meeting, shall act as secretary of the meeting.

2.8 Conduct of Business. The chairman of any meeting highest ranking officer of the Corporation, or if none be present, the to him in order of shareholders shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussion as seem to him in order.

2.9 Proxies and Voting. At any meeting of the shareholders, every shareholder entitled to vote or to express consent or dissent to corporate action in writing without a meeting, or his duly authorized attorney-in-fact, may vote in person or by proxy authorized by an instrument in writing filed in accordance with the procedure established for the meeting. Every proxy shall be signed by the shareholder or by his duly authorized attorney-in-fact.

Except as otherwise provided by law, or by the Articles of Incorporation, each stockholder of record of stock of the Corporation entitled to vote on any matter at any meeting of shareholders shall have one vote for every share of such stock standing in the name of such holder as registered in his name on the stock ledger of the Corporation on the record date for the determination of the shareholders entitled to vote at the meeting.

All voting, except on the election of directors and where otherwise required by law, may be by a voice vote; provided, however, that upon demand therefor by a shareholder entitled to vote or his proxy, a share vote shall be taken. Every share vote shall be taken by ballots, each of which shall state the name of the shareholder or proxy voting and such other information as may be required under the procedure established for the meeting. Every vote taken by ballots shall be counted by an inspector or inspectors appointed by the chairman of the meeting.

Except as otherwise required by law, all elections and other matters shall be determine by a majority of the votes cast.

2.10 Stock List. The officers or agent having charge of the stock transfer books of the Corporation shall prepare and make, at least ten days before each meeting of shareholders, a complete list of shareholders entitled to vote at any meeting or shareholders, or any adjournment thereof, arranged in alphabetical order for each class of stock and showing the address of each shareholder and the number of shares registered in the shareholder’s name. Such shareholder list shall be kept on file at the principal place of business of the Corporation, or at the office of the transfer agent or registrar of the Corporation for a period of at least ten days prior to the meeting and during such ten day period the shareholder list shall be open to the examination of any such shareholder, for any purpose germane to the meeting, during ordinary business hours, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held.

The stock list shall also be kept at the place of the meeting during the whole time thereof and shall be open to the examination of any such shareholder who is present. This list shall presumptively determine the identity of the shareholders entitled to vote at the meeting and the number of shares held by each of them.

ARTICLE III

BOARD OF DIRECTORS

3.1 Number of Directors. The Board of Directors shall consist of no less than two nor more than nine members until changed as provided in this Section. The number of directors may be changed at any time from time to time by vote at a meeting or by written consent of the shareholders entitled to vote on the election of directors, or by a resolution of the Board of Directors passed by a majority of the whole Board of Directors, except that no decrease shall shorten the term of any incumbent director unless such director is specifically removed for cause at the time of such decrease.

Whenever the authorized number of directors is increased between annual meetings of the shareholders, a majority of the directors than in office shall have the power to elect such new directors for the balance of a term and until their successors are elected and qualified. Any decrease in the authorized number of the directors shall not become effective until the expiration of the term of the directors then in office unless, at the time of such decrease, there shall be vacancies on the board which are being eliminated by the decrease.

3.2 Election and Term of Directors. Each director shall be elected by the shareholders at each annual meeting or by written consent of shareholders entitled to vote thereon in lieu of such meeting, except as provided in Section 3.1, and shall hold office until the next annual meeting of shareholders and until that director’s successor shall have been elected and qualified.

3.3 Regular Meetings. A regular meeting of the Board shall be held at any place within or without the State of Florida, without notice immediately following and at the same place as the annual shareholders’ meeting for the purposes of electing officers and conducting such other business as may come before the meeting. If an annual election of directors occurs by written consent in lieu of the annual meeting, of shareholders, the annual meeting of the Board of Directors shall take place as soon after such written consent is duly filed with the Corporation as is practicable, either at the next regular meeting of the Board of Directors or at a special meeting. The Board, by resolution, may provide for additional regular meetings which may be held without notice, except to members not present at the time of the adoption of the resolution.

3.4 Special Meetings. A special meeting of the Board may be called at any time by the president or by one-third of the directors for any purpose. Such meeting shall be held at any place within or without the State of Florida upon not less than two days notice if given orally, (either by telephone or in person) or by telegram, or Upon not less than four days notice if given by depositing the notice in the United States mails, postage prepaid. Such notice shall specify the time, place and purposes of the meeting.

3.5 Action Without Meeting. The Board may not without a meeting if, prior to such action; each member of the Board shall consent in writing thereto. Such consent or consents shall be filed in the minute book.

3.6 Quorum. A majority of the entire Board shall constitute a quorum for the transaction of business. If a quorum shall fail to attend any meeting, a majority of those present may adjourn the meeting to another place, date or time without further notice or waiver thereof, other than announcement at the meeting which shall be so adjourned.

3.7 Vacancies in Board of Directors. Vacancies in the Board, whether caused by removal, death, mental or physical incapacitation or any other reason, including vacancies caused by an increase in the number of directors, may be filled by the affirmative vote of a majority of the remaining directors, even though less than a quorum of the Board, or by a sole remaining director.

3.8 Participation in Meetings by Conference Telephone. Members of ·the Board of Directors, or of any committee thereof, may participate in a meeting of such board or committee by means of conference telephone or Similar communications equipment that enables all persons participating in the meeting to hear each other. Such participation shall constitute presence in person at such meeting.

3.9 Conduct of Business. At any meeting of the Board of Directors, business shall be transacted in such order and manner as the board may from time to time determine, and all matters shall be determined by the vote of a majority of the directors present, except as otherwise provided herein, the Articles of Incorporation, or required by law. Action may be taken by the Board of Directors without a meeting if all members thereof consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors.

3.10 Powers. The Board of Directors may, except as otherwise required by law, exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, including, without limiting the generality of the foregoing, the unqualified power:

(1)	To declare dividends from time to time in accordance with law;

(2)	To purchase or otherwise acquire any property, rights or privileges on such terms as it shall determine;

(3)
To authorize the creation, making and issuance, in such form as it may determine, of written obligations of every kind, negotiable or non-negotiable, secured or unsecured, and to do all things necessary in connection therewith;

(4)	To remove any officer of the corporation with or without cause, and from time to time to devolve the powers and duties of any officer upon any other person for the time being;

(5)	To confer upon any officer of the Corporation the power to appoint, remove and suspend subordinate officers and agents;

(6)	To adopt from time to time such stock option, stock purchase, bonus or other compensation plans for directors; officers and agents of the Corporation and its subsidiaries as it may determine;

(7)	To adopt from time to time such insurance, retirement, and other benefit plans for directors, officers and agents of the Corporation and its subsidiaries as it may determine;

(8)	To adopt from time to time regulations, not inconsistent with these by-laws, for the management of the Corporation’s business and affairs.

3.11 Compensation of Directors. Directors may receive, pursuant to resolution of the Board of Directors, fixed fees and other compensation for their services as directors, including, without limitation, their services as members of committees of the directors.

3.12 Contracts and Transactions Involving Directors. No contract or other transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because the director’s vote is counted for such purpose, if: (1) the material facts as to his relationship or interest and as to the contract or other transaction are disclosed or are known to the Board of Directors or the committee, and the Board or committee in good faith authorizes the contract or transaction by a vote or consent sufficient for the purpose without counting the votes or consents of such interested directors; or (2) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the shareholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote or written consent of the shareholders; or (3) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof, or the shareholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

ARTICLE IV

COMMITTEES

4.1 Committees of the Board of Directors. The Board of Directors, by a vote of a majority of the whole Board, may from time to time designate committees of the Board, with such lawfully delegable powers and duties as it thereby confers, to serve at the pleasure of the Board and shall, for those committees and any others provided for herein, elect a director or directors to serve as the member or members, designating, if it desires, other directors as alternative members who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of any committee and any alternate member, the member or members of the committee present at the meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may by unanimous vote appoint another member of the Board of Directors to act at the meeting in the place of the absent or disqualified member. Any committee so designated may exercise the power and authority of the Board of Directors in the management of the business and affairs of the Corporation including declaring a dividend or to authorize the issuance of stock to the extent the resolution which designates the committee or a supplemental resolution of the Board of Directors shall so provide, except that no such committee shall have the authority to:

(a)	approve or recommend to shareholders actions or proposals required by law to be approved by shareholders;

(b)	designate candidates for the office of director, for purposes of proxy solicitation or otherwise;

(c)	fill vacancies on the board of directors or any committee thereof;

(d)	amend the By-Laws;

(e)	authorize or approve the reacquisition of shares unless pursuant to a general formula or method specified by the Board of Directors;

(f)
authorize or approve the issuance or sale of, or any contract to issue or sell, shares or designate the terms of a series of a class of shares, except that the Board of Directors, having acted regarding general authorization for the issuance or sale of shares, or any contract therefor, and, in the case of a series, the designation thereof, may, pursuant to a general formula or method specified by the Board by resolution or by adoption of a stock option or other plan, authorize a committee to fix the terms of any contract for the sale of the shares and to fix the terms upon which such shares may be issued or sold, including, without limitation, the price, the rate or manner of payment of dividends, provisions for redemption, sinking fund, conversion, and voting or preferential rights, and provisions for other features of a class of shares, or a series of a class of shares, with full power in such committee to adopt any final resolution setting forth all the terms thereof and to authorize the statement of the terms of a series for filing with the Department of State under law.

4.2 Conduct of Business. Each committee may determine the procedural rules for meeting and conducting its business and shall act in accordance therewith, except as otherwise provided herein or required by law. Adequate provision shall be made for notice to members of all meetings; a majority of the members shall constitute a quorum unless the committee shall consist of one or two members, in which event all members are required to constitute a quorum; and all matters shall be determined by a majority vote of the members present. Action may be taken by any committee without a meeting if all members thereof consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of such committee. Each such committee shall keep a record of its acts and proceedings and shall report thereon to the Board of Director whenever requested to do so.

ARTICLE V

WAIVERS OF NOTICE

5.1 Waivers. Any notice required by these By-Laws, the certificate of incorporation or the law of the state of incorporation may be waived in writing by any person entitled to notice. The waiver or waivers may be executed either before, at or after the event with respect to which notice is waived. Each director or shareholder attending a meeting without protesting the lack of proper notice, prior to the conclusion of the meeting, shall be deemed conclusively to have waived such notice.

ARTICLE VI

OFFICERS

6.1 Generally. The officers of the Corporation shall include a president, a secretary and a treasurer and may include a Chairman of the Board, Chief Executive Officer, one or more vice presidents, and such other subordinate officers as may from time to time be appointed by the Board of Directors. Officers shall be elected by the Board of Directors, which shall consider that subject at its first meeting after every annual meeting of shareholders, or by a duly authorized committee thereof with the approval of shareholders. Each officer shall hold his office until his Successor is elected and qualified or until his earlier resignation or removal. The President shall be a member of the Board of Directors. Any number of offices may be held by the same person, but no officer shall execute, acknowledge or verify any instrument in more than one capacity.

6.2 Duties and Authority of President. The president shall be Chief Executive Officer of the Corporation. In the absence of the Chairman of the Board (or if there be none), the President shall preside at all meetings of the shareholders and of the Board of Directors. Subject only to the authority of the Board, he shall have general charge and supervision over, and responsibility for, the business and affairs of the Corporation. Unless otherwise directed by the Board, all other officers shall be subject to the authority and supervision of the president. The president may enter into and execute in the name of the Corporation contracts or other instruments in the regular course of business or contracts or other instruments not in the regular course of business which are authorized, either generally or specifically, by the Board. He shall have the general powers and duties of management usually vested in the office of president of a corporation.

6.3 Duties and Authority of Vice President. Each vice president shall perform such duties and have such authority as from time to time may be delegated to him by the president or by the Board of Directors. In the event of the absence, death, inability or refusal to act by the president, the vice president who has served in that capacity for the longest time and who shall be present and able to act shall perform the duties and be vested with the authority of the president.

6.4 Duties and Authority of Treasurer. The treasurer shall have the custody of the funds and securities of the Corporation, shall endorse the same for deposit or collection when necessary and deposit the same to the credit of the Corporation in such banks at depositaries as the Board of Directors may authorize and shall keep or cause to be kept regular books of account for the Corporation. He may endorse all commercial documents requiring endorsements for or on behalf of the corporation and may sign all receipts and vouchers for payments made to the Corporation. The treasurer shall perform such other duties and possess such other powers as are incident to that office or as shall be assigned by the president or the Board of Directors.

6.5 Duties and Authority of Secretary. The secretary shall cause notices of all meetings to be served as prescribed in these By-Laws and shall keep or cause to be kept the minutes of all meetings of the shareholders and the Board. The secretary shall have charge of the seal of the Corporation and shall attest the same by his signature whenever required. He shall have charge of the stock ledger and such other books and papers as the Board of Directors may direct, but he may delegate responsibility for maintaining the stock ledger to any transfer agent appointed by the Board of Directors. The secretary shall perform such other duties and possess such other powers as are incident to that office or as are assigned by the president or the Board of Directors.

6.6 Resignation and Removal of Officers. Any officer may resign at any time upon written notice to the Corporation. The Board may remove any officer or agent of the Corporation if such action, in the judgment of the Board, is in the best interest of the Corporation. Appointment or election to a corporate office shall not, of itself, establish or create contract rights.

6.7 Vacancies in Offices. The Board, in its absolute discretion, may fill all vacancies in offices, regardless of the cause of such vacancies, for the remainder of the terms of the offices.

6.8 Delegation of Authority. The Board of Directors may from time to time delegate the powers or duties of any officer to any other officers or agents, notwithstanding any provision hereof.

6.9 Action with Respect to Securities of Other Corporations. Unless otherwise directed by the Board of Directors, the president shall have power to vote and otherwise act on behalf of the Corporation, in person or by proxy, at any meeting of shareholders of or with respect to any action of shareholders of any other corporation in which this corporation may hold securities and otherwise to exercise any and all rights and powers which this corporation may possess by reason of its ownership of securities in such other corporation.

6.10 Loans to Officers and Employees; Guaranty of Obligations of Officers and Employees. Except as proscribed by law, the corporation may lend money to, or guarantee any obligation of, or otherwise assist any officer or other employee of the Corporation or any subsidiary, including any officer or employee who is a director of the Corporation or any subsidiary, whenever, in the judgment of the directors, such loan, guaranty or assistance may reasonably be expected to benefit the Corporation. The loan, guaranty or other assistance may be with or without interest, and may be unsecured, or secured in such manner as the Board of Directors shall approve, including, without limitation, a pledge of shares of stock of the Corporation.

6.11 Compensation and Bond. The compensation of the officers of the Corporation shall be fixed by the Board of Directors, but this power may be delegated to any officer in respect of other officers under his control. The Corporation may secure the fidelity of any or all of its officers, agents or employees by bond or otherwise.

ARTICLE VII

INDEMNIFICATION OF DIRECTORS, OFFICERS AND OTHERS

7.1 Indemnification. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including any action or suit by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney’s fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such suit, action or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, provided, however, that in the case of an action or suit by or in the right of the Corporation, (a) such person shall be indemnified only to the· extent of his expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement thereof and not for any judgments, fines or amount paid in settlement and (b) no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless, and only to the extent that, the appropriate court of the State of Florida or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such Court shall deem proper.

Any indemnification hereunder (unless required by law or ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in this Article. Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders of the corporation.

The indemnification provided herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any statute, by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of the Florida General Corporation Act or of these By-Laws.

The Corporation’s indemnity of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall be reduced by any amounts such person may collect as indemnification (i) under any policy of insurance purchased and maintained on his behalf by the Corporation or (ii) from such other corporation, partnership, joint venture, trust or other enterprise.

Nothing contained in this Article VII, or elsewhere in these By-Laws, shall operate to indemnify any director or officer if such indemnification is for any reason contrary to law, either as a matter of public policy, or under the provisions of the Securities Act of 1933, the Securities Exchange Act of 1934, or any other applicable state or federal law, or pursuant to contract or agreement to which such director or officer is a party.

For the purposes of this Article, references to “the Corporation” include all constituent corporations absorbed in a consolidation or merger as well as the resulting or surviving corporations so that any person who is or was a director, officer, employee or agent of such a constituent corporation or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise shall stand in the same position under the provisions of this Article with respect to the resulting or surviving corporation as he would if he had served the resulting or surviving corporation in the same capacity.

ARTICLE VIII

CAPITAL STOCK

8.1 Certificates. Certificates for shares of the Corpora tion shall be in such form as shall be approved by the Board of Directors. Each stockholder shall be entitled to a certificate signed by, or in the name of the Corporation by, the Chairman of the Board of Directors, if any, or the President or vice president, and by the secretary or an assistant secretary, or the treasurer or an assistant treasurer, certifying the number of shares owned by him. Any of or all the signatures on the certificate may be facsimile. Such certificates may be sealed with the seal of the Corporation or a facsimile thereof. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

8.2 Transfers of Shares. Transfers of shares shall be made only upon the transfer books of the Corporation kept at an office of the Corporation or by transfer agents designated to transfer shares of the stock of the Corporation by the holder, in person or by duly authorized attorney. Except where a certificate is issued in accordance with Section 8.4 of these By-Laws, an outstanding certificate for the number of shares involved shall be surrendered for cancellation before a new certificate is issued therefor. The Board of Directors shall have the power to make all such rules and regulations, not inconsistent with the Articles of Incorporation and these By-Laws and the law, as the Board of Directors may deem appropriate concerning the issue, transfer and registration of certificates for shares of the Corporation.

8.3 Stockholder Record Date. For the purpose of determining the shareholders entitled to notice of, or to vote at, any meeting of shareholders or any adjournment thereof, or to express consent to corporate action without a meeting, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other purpose, the Board of Directors may provide that the stock transfer books shall be closed for a stated period not to exceed, in any case, sixty days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of, or to vote at, a meeting of shareholders, such books shall be closed for at least ten days immediately preceding such meeting. Only such shareholders as shall be shareholders of record on the date so fixed shall be entitled to notice of, and to vote at, such meeting and any adjournment thereof, or to give such consent, or to receive payment of such dividend or other distribution, or to participate in such action, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any record date so fixed.

In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than sixty days and, in case of a meeting of shareholders, not less than ten days prior to the date on which the particular action requiring such determination of shareholders is to be taken.

If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice or to vote at a meeting of shareholders or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders.

A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting, unless the Board of Directors fixes a new record date for the adjourned meeting.

8.4 Lost, Stolen or Destroyed Certificates. In the event of the loss, theft or destruction of any certificate of stock, another may be issued in its place pursuant to such regulations as the Board of Directors may establish concerning proof of such loss, theft or destruction and concerning the giving of a satisfactory bond or bonds of indemnity.

8.5 Regulations. The issue, transfer, conversion and registration of certificates of stock shall be governed by such other regulations as the Board of Directors may establish.

ARTICLE IX

NOTICES

9.1 Notices. Whenever notice is required by statute, or under any provision of the Certificate of Incorporation or these By-Laws, to be given to any shareholder, director, officer, or agent, such requirement shall not be construed to mean personal notice. Such notice may in every instance be effectively given by depositing a writing in a post office or letter box, in a postpaid, sealed wrapper, or by dispatching a prepaid telegram; addressed to such shareholder; director, officer, or agent at his or her address as the same appears on the books of the Corporation. The time when such notice is dispatched shall be the time of the giving of the notice.

9.2 Waivers. A written waiver of any notice, signed by a shareholder, director, officer, or agent, whether before or after the time of the event for which notice is to be given, shall be deemed equivalent to the notice required to be given to such shareholder, director, officer, or agent. Neither the business nor the purpose of any meeting need be specified in such a waiver. In the case of a shareholder, such waiver of notice may be signed by such shareholder’s attorney or proxy duly appointed in writing. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the shareholders, directors or members of a committee of directors need be specified in any written waiver of notice.

ARTICLE X

AMENDMENTS TO AND EFFECT OF BY-LAWS

10.1 Force and Effect of By-Laws. These By-Laws are subject to the provisions of the law of the state of incorporation and the Corporation’s Certificate of Incorporation, as it may be amended from time to time. If any provision in these By-Laws is inconsistent with a provision in the state statutes or the Certificate of Incorporation, the provision of the state statutes or the Certificate of Incorporation shall govern.

10.2 Quantums. Wherever in these By-Laws references are made to more than one incorporator, director or shareholder, they shall, if this is· a sole incorporator, director, shareholder corporation, be construed to mean the solitary person; and all provisions dealing with the quantum of majorities or quorums shall be deemed to mean the action by the one person constituting the Corporation.

10.3 Amendments to By-Laws. These By-Laws may be altered, amended or repealed by the shareholders or the Board. Any By-Law adopted, amended or repealed by the shareholders may be amended or repealed by the Board, unless the resolution of the shareholders adopting such By-Law expressly reserves to the shareholders the right to amend or repeal it.

ARTICLE XI

MISCELLANEOUS

11.1 Facsimile Signatures. In addition to the provisions for the use of facsimile signatures elsewhere specifically authorized in these By-Laws, facsimile signatures of any officer or officers of the Corporation may be used whenever and as authorized by the Board of Directors or a committee thereof.

11.2 Corporate Seal. The Board of Directors may provide a suitable seal, containing the name of the Corporation, the year of incorporation and the words “Corporate Seal” and “Florida”, which seal shall be in charge of the secretary. If and when so directed by the Board of Directors or a committee thereof, duplicates of the seal may be kept and used by the treasurer or by the assistant secretary or assistant treasurer. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

11.3 Reliance upon Books, Reports and Records. Each director, each member of any committee designated by the Board of Directors, and each officer of the Corporation shall, in the performance of his duties, be fully protected in relying in good faith upon the books of account or other records of the Corporation, including reports made to the Corporation by any of its officers, by an independent certified public accountant, or by an appraiser selected with reasonable care.

11.4 Time Periods. In applying any provision of these By-Laws which require that an act be done or not done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days shall be used, the day of the doing of the act shall be excluded and the day pf the event shall be included.

ARTICLE XII

FISCAL YEAR

12.4 Fiscal Year. The fiscal year of the corporation shall begin on the first day of January of each year.

ARTICLE XIII

LIMITED EXCLUSION FROM CONTROL SHARE ACQUISITION
OF FLORIDA BUSINESS CORPORATION ACT 607.0902

Notwithstanding anything in these By-Laws to the contrary, the Corporation hereby provides that Section 607.0902 of the Florida Business Corporation Act relating to Control share acquisitions does not apply to any control share acquisitions of securities of the Corporation relating to any issuances or acquisitions of any securities of the Corporation pursuant to any savings, employee stock ownership, other employee benefit plan, any non-qualified stock option plan, any option, bonus, appreciation, profit sharing, retirement, incentive, thrift, savings, defined compensation, discount or similar options, rights or plans, or the issuance of any securities, shares or stock, directly or indirectly, separately or through options or rights or other similar plans to employees and to existing management, officers, consultants or similar parties, and directors duly elected by shareholders at a regular or special meeting and/or duly appointed and approved by such duly elected directors, not management, officers directors and control parties who are engaged or have obtained such status either in a hostile tender offer or bid or proxy contest, and other than securities, options, warrants or rights issued to all security holders on a pro rata basis. The term “plan” as used in this Article XIII includes, but is not limited to, any plan, contract, authorization or arrangement, whether or not set forth in any formal documents, pursuant to which the following may be received cash, stock, restricted stock, phantom stock, stock options, stock appreciation rights, stock options in tandem with stock appreciation rights, stock or other shares in tandem with stock options or any other stock appreciation rights, warrants, convertible securities, performance units and performance shares. A plan may be applicable to one person. Group, as considered in Section 607.0902 of the Florida Business Corporation Act shall not include directors and/or officers merely because such are participants in any plan as defined in this Article XIII, but would require some further “acting in concert” other than administrating, participating in or otherwise voting for such plan.